EXHIBIT 16

(16a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The following persons failed to file Form 5 for the fiscal year.
         Gerard Haryman
         Thomas Donaldson
         Harvey Birnholz
         Timothy Palmer